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                                                                   EXHIBIT 10.16

                               AMENDMENT TO LEASE

         THIS AMENDMENT (the "Amendment"), dated as of the 1/st/ day of July, 2002, between Universal Health Realty Income Trust ("Lessor"), a Maryland real estate investment trust having an address at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and Universal Health Services of Rancho Springs, Inc. ("Lessee"), a California corporation having an address at 367 South Gulph Road, King of Prussia, Pennsylvania 19406, which is a subsidiary of Universal Health Services, Inc., a Delaware corporation.

                               W I T N E S S E T H

         WHEREAS, by Lease, dated as of December 24, 1986, as the same heretofore has been amended (said Lease, as amended, is hereinafter referred to as the "Lease"), certain premises (the "Leased Property"), as therein described, are now leased and demised by Lessor to Lessee, as successor by merger to Inland Valley Medical Center, Inc. (f/k/a Universal Health Services of Mission Valley, Inc.); and

         WHEREAS, Lessee also has an interest in that certain facility in Murrieta, California, commonly referred to as the Rancho Springs Medical Center (the "Medical Center"); and

         WHEREAS, for operational, administrative, reimbursement and other purposes, Lessee desires to combine the operations of the Leased Property and the Medical Center for bookkeeping purposes, and as a result of such combination, the accounts will not distinguish between gross revenues generated by the Leased Property and gross revenues generated by the Medical Center; and

         WHEREAS, Lessee has requested that Lessor modify certain provisions of the Lease and Lessor has agreed to do so subject to and in accordance with the terms and provisions of this Amendment; and

         WHEREAS, the parties hereto mutually desire to amend the Lease as herein set forth, and are executing and delivering this Amendment for such purpose;

         NOW, THEREFORE, the parties hereto, in consideration of the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby amend the Lease as follows.

         1. Amendment. Notwithstanding anything to the contrary contained in the Lease, effective on and after July 1, 2002,

                (a) the defined term "Excess Gross Revenues" in Article II of the Master Lease shall be restated in its entirety to read as follows:

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                  "Excess Gross Revenues: The amount by which (i) (y) with
                  respect to any measuring period to the extent occurring prior to July 1, 2002, One Hundred (100%) percent of Gross Revenues for such measuring period and (z) with respect to any measuring period to the extent occurring on or after July 1, 2002, Fifty-two and 3/10 (52.3%) percent of Gross Revenues for such measuring period exceeds (ii) the Gross Revenues for the equivalent period of the Base Year."

                  (b) for the purpose of determining Gross Revenues with respect to any measuring period to the extent occurring on or after July 1, 2002 and not encompassing all or any portion of the Base Year, the defined term "Gross Revenues" in Article II of the Master Lease is amended by adding the words "and the Medical Center" immediately after "Leased Property" in all instances where the term "Leased Property" occurs in the first sentence of the first paragraph thereof.

                  (c) for the purpose of determining Gross Revenues with respect to any measuring period to the extent occurring on or after July 1, 2002 and not encompassing all or any portion of the Base Year, the defined term "Gross Revenues" in Article II of the Master Lease is amended by adding the words "or the Medical Center" immediately after "Leased Property" in all instances where the term "Leased Property" occurs in the first sentence of the second paragraph thereof.

         2. Negotiation. If Lessee shall, in its sole discretion, elect to construct an additional hospital within a twenty-five mile radius of the Leased Property or the Medical Center, Lessor and Lessee shall, for a period of thirty
(30) days after notice of such election is given to Lessor, negotiate in good faith for the modification of the Lease if and to the extent necessary to reflect any reasonably anticipated impact on the calculation of Additional Rent described in clause (b) of Section 3.1 of the Master Lease and the Fair Market Value of the Leased Property for all purposes under the Lease resulting from the complete transfer of a particular type of medical services by Lessee out of the Leased Property and/or the Medical Center to such new hospital (such as the transfer of all OB/GYN services to a new hospital). Lessee shall not be prohibited from making such transfer during the period of negotiation, but any adjustment pursuant to this paragraph shall be retroactive to the date of transfer.

         3. Brokerage. Lessee represents that it has not dealt with a broker or finder in connection with this Amendment. Lessee shall indemnify, defend (with legal counsel reasonably acceptable to Lessor) and save harmless Lessor from and against all liability, claims, suits, demands, judgments, costs, interest and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in the defense thereof) to which Lessor may be subject or suffer by reason of any claim made for any commission, reimbursement or other compensation arising from or as a result of the execution and delivery of this Amendment.

         4. Full Force and Effect. The Lease, as hereby amended, shall remain in full force and effect according to its terms and conditions.

         5. Defined Terms. All terms used but not defined in this Amendment shall, for the purposes hereof, have the respective meanings ascribed to such terms in the Lease.

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         6. Successors and Assigns. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         7. Amendments in Writing. This Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

         8. Effectiveness. This Amendment shall not be binding in any respect upon Lessor until a counterpart hereof is executed by Lessor and delivered to Lessee.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the day and year first above written.

                                         UNIVERSAL HEALTH REALTY INCOME
                                         TRUST

                                         By:   /s/ Kirk E. Gorman
                                            ------------------------------
                                         Name:  Kirk E. Gorman
                                         Title: President

                                         UNIVERSAL HEALTH SERVICES OF
                                         RANCHO SPRINGS, INC.

                                         By:    /s/ Steve Filton
                                            -------------------------------
                                         Name:  Steve Filton
                                         Title: Vice President

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